Exhibit 99.1

FOR IMMEDIATE RELEASE

Company Contacts:	Investor Contacts:
Nuvectra Corporation	The Ruth Group
Walter Berger, Chief Financial Officer	Nick Laudico
(972) 668-4106	(646) 536-7030
wberger@nuvectramed.com	nlaudico@theruthgroup.com

Jennifer Armstrong, Media Relations	Zack Zubow
(214) 474-3110	(646) 536-7020
jarmstrong@nuvectramed.com	zkubow@theruthgroup.com

NUVECTRA CORPORATION SIGNS DIRECT SUPPLY AGREEMENT

Nuvectra Signs Direct Supply Agreement with Minnetronix, Inc. for External Devices

Plano, Texas, December 12, 2016 – Nuvectra Corporation (NASDAQ: NVTR), a neurostimulation medical device company, today announced the completion of a direct supply agreement with Minnetronix, Inc., a Minnesota medical technology company.

Nuvectra was previously purchasing the peripheral devices that were manufactured by Minnetronix through Integer Inc. (formerly known as Greatbatch), who acted as a supplier intermediary between the two companies. The prior supply agreement was amended to establish a direct relationship between Nuvectra and Minnetronix. Nuvectra will begin purchasing the external peripheral devices for its Algovita spinal cord stimulation system directly from Minnetronix in the first half of 2017 as it transitions its supplier relationship from Integer.

“This new agreement is a next step in Nuvectra’s evolution as an independent company”, said Walter Berger, CFO. “Part of that independence includes looking for ways to optimize our costs and supply chain. Our ability to directly manage the manufacturing and supply of the Algovita system’s external devices gives us greater control over not only our supply costs, but inventory control as well. We look forward to continuing to grow our positive working relationship with Minnetronix over the coming months.”

“Minnetronix has worked with the team at Nuvectra for many years on the development of the innovative suite of peripheral devices for Algovita,” said Rich Nazarian, president and CEO of Minnetronix. “We are excited to continue our partnership with Nuvectra by establishing a direct manufacturing relationship, and look forward to supporting the team on the development of other neurostimulation systems going forward.”

For more information about Nuvectra and the Algovita Spinal Cord Stimulation system, visit www.nuvectramed.com.

About Nuvectra Corporation
Nuvectra™ is a neurostimulation company committed to helping physicians improve the lives of people with chronic neurological conditions. The Algovita® Spinal Cord Stimulation (SCS) System is our first commercial offering and is CE marked and FDA approved for the treatment of chronic pain of the trunk and/or limbs. Our innovative technology platform also has capabilities under development to support other neurological indications such as sacral nerve stimulation (SNS), and deep brain stimulation (DBS). In addition, our NeuroNexus subsidiary designs, manufactures and markets leading-edge neural-interface technologies for the neuroscience clinical research market. Visit the Nuvectra website at www.nuvectramed.com.

About Minnetronix, Inc.

Minnetroinix is a medical technology and innovation company with deep expertise in electronic and electromechanical devices. Founded in 1996, the company creates new technologies and therapies that solve unmet clinical and business needs for patients and medical device companies. Minnetronix is FDA Registered and ISO 13485 Certified.

Cautionary Note Regarding Forward-Looking Statements

This press release contains "forward-looking statements," including statements we make regarding the outlook for Nuvectra as an independent publicly-traded company. Forward-looking statements are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions, and therefore they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and may be outside of our control. Our actual performance may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Any forward-looking statement made by us is based only on information currently available to us and speaks only as of the date on which it is made. Important factors that could cause our actual results to differ materially from those indicated in the forward-looking statements include: (i) the timing of the commercial launch of Algovita in the United States; (ii) our ability to successfully commercialize Algovita and develop and commercialize enhancements to Algovita; (iii) the outcome of our development plans for our neurostimulation technology platform, including our ability to identify additional indications or conditions for which we may develop neurostimulation medical devices or therapies and seek regulatory approval thereof; (iv) our ability to identify business development and growth opportunities and to successfully execute on our strategy, including our ability to seek and develop strategic partnerships with third parties to, among other things, fund clinical and development costs for new product offerings; (v) the performance by our development partners, including Aleva Neurotherapeutics, S.A., of their obligations under their agreements with us; (vi) the scope of protection for our intellectual property rights covering Algovita and other products using our neurostimulation technology platform, along with any product enhancements; (vii) our ability to successfully build an effective commercial infrastructure and sales force in the United States; (viii) our compliance with all regulatory and legal requirements regarding implantable medical devices and interactions with healthcare professionals; and (ix) any product recalls or the receipt of any warning letters from any governmental or regulatory agency. Please see the sections entitled “Cautionary Statement Concerning Forward-Looking Statements" and “Risk Factors” in Nuvectra’s Registration Statement on Form 10 for a description of these and other risks and uncertainties. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.